UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2006

WATSON WYATT WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 North Glebe Road Arlington, Virginia	22203
(Address of principal executive offices)	(Zip Code)

(703) 258-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 11, 2006, the Compensation Committee of the Board of Directors of Watson Wyatt Worldwide, Inc. (the “Company”) approved the performance metrics to be used for the Performance Share Bonus Incentive Program (“SBI Program”) for fiscal years 2006-2008 (the “FY06 SBI Program”). The FY06 SBI Program is a long-term stock bonus arrangement pursuant to the Company’s 2001 Deferred Stock Unit Plan for Selected Employees (the “2001 Plan”). The 2001 Plan was approved by shareholders in 2001.

Incentives under the SBI Program and the FY06 SBI Program are provided through grants of deferred stock units (“Performance Shares”) pursuant to the 2001 Plan. Performance Shares are based on the value of the cash portion of the eligible participant’s fiscal year-end bonus target and a multiplier, which is then converted into a target number of Performance Shares based upon the Company’s stock price as of the fiscal year-end prior to grant. Eligible participants vest between zero and 170% of the target number of Performance Shares within three years from the date of grant, with a threshold vesting level set at 30% of target based on the extent that performance metrics under the FY06 SBI Program are achieved.  The performance metrics under the FY06 SBI Program are Earnings Per Share Growth and Revenue Growth.

The FY06 SBI Program is attached herein as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 FY06 Performance Share Bonus Incentive Program

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt Worldwide, Inc.

(Registrant)

Date: May 15, 2006	BY:	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer